Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-69066 of Daniel Green Company on Form S-8 of our report dated February 13, 2002, appearing in this Annual Report on Form 10-KSB of Daniel Green Company for the year ended December 31, 2001.

Deloitte & Touche LLP
Rochester, New York
March 28, 2002